MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1994-1
                  ---------------------------------------------

         Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1994-1 Supplement dated as of May 1, 1994 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1994-1 Certificates with respect to the Distribution Date occurring on May 15, 1997, and with respect to the performance of the Trust during the month of April is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

 A) Information Regarding the Current Monthly Distribution for the Series 1994-1 Certificates (stated on the basis of $1,000 original certificate principal amount)

 (1) The total amount distributed to Series 1994-1 Certificateholders per
     $1,000 original certificate principal amount                      $5.750000

 (2) The amount set forth in A (1) above distributed to Series 1994-1 Certificateholders with respect to interest per $1,000 original certificate
     principal amount                                                  $5.750000

 (3) The amount set forth in A (1) above distributed to Series 1994-1 Certificateholders with respect to principal per $1,000 original
     certificate principal amount                                      $0.000000

 B)  Information Regarding the Performance of the Trust

 (1) Allocation of Receivables Collections to the Series 1994-1 Certificates

 (a) The aggregate amount of Finance Charge Receivables collected during the
     Monthly Period immediately preceding the Distribution Date   $86,158,502.90

 (b) The aggregate amount of Principal Receivables collected during the
     Monthly Period immediately preceding the Distribution
     Date                                                        $390,835,649.02

 (c) The Floating Allocation Percentage with respect to the Series 1994-1 Certificates for the Monthly Period immediately preceding the Distribution
     Date                                                              4.305338%

 (d) The Principal Allocation Percentage with respect to the Series
     1994-1 Certificates for the Monthly Period immediately preceding
     the Distribution Date                                             8.610675%

 (e) The Finance Charge Receivables collected and allocated to the Series 1994-1 Certificates for the Monthly Period immediately preceding the
     Distribution Date                                             $3,709,414.34

 (f) The Principal Receivables collected and allocated to the Series 1994-1 Certificates for the Monthly Period immediately preceding the Distribution
     Date                                                         $33,653,587.60

 (2) Available Finance Charge Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

 (a) The Finance Charge Receivables collected and allocated to the Series 1994-1
     Certificates                                                  $3,709,414.34

 (b) Collection Account and Special Funding Account investment earnings
     allocated to the Series 1994-1 Certificates                     $124,795.75

 (c) Additional Finance Charges from other Series allocated to the Series 1994-1
     Certificates                                                          $0.00

 (d) Principal Funding Account Investment Proceeds                 $1,460,735.04

 (e) Reserve Account withdrawals                                           $0.00

 (f) Available Finance Charge Collections for Series 1994-1 (total of (a),
    (b), (c), (d) and (e) above)                                   $5,294,945.13

 (3) Available Principal Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

 (a) The Principal Receivables collected and allocated to the Series 1994-1
     Certificates                                                 $33,653,587.60

 (b) Shared Principal Collections from other Series allocated to the Series
     1994-1 Certificates                                          $43,894,528.71

 (c) Additional amounts to be treated as Available Principal Collections
     pursuant to the Series Supplement                             $1,618,550.35

 (d) Available Principal Collections for Series 1994-1 (total of (a), (b) and
     (c) above)                                                   $79,166,666.66

(4)  Delinquent Balances in the Trust

     The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

         (a)      31-60 days                           $87,461,962
         (b)      61-90 days                            55,062,335
         (c)      91 or more days                       97,292,967
                                                        ----------
         (d)      Total Delinquencies                 $239,817,264

(5)  Defaulted Amount

 (a) The aggregate amount of Defaulted Receivables with respect to the
     Trust for the Monthly Period immediately preceding the Distribution
     Date                                                         $41,430,147.75

 (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the Distribution
     Date                                                          $3,836,106.68

 (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
     Recoveries]                                                  $37,594,041.07

 (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1994-1 Certificates (the
     "Investor Default Amount")                                    $1,618,550.35

(6)  Investor Charge-Offs

 (a) The amount withdrawn,if any, under the Series Enhancement             $0.00

 (b) The excess of the Investor  Default Amount over the sum of
     (i) the Available Finance Charge  Collections  applied to such
     Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement  applied to such Investor
     Default Amount (an "Investor Charge-Off")                             $0.00

 (c) The amount of the  Investor  Charge-Off  set forth in item
     6(b) above, per $1,000 original  certificate  principal amount
     (which will have the effect of reducing,  pro rata, the amount
     of each Series 1994-1 Certificateholder's investment)             $0.000000

 (d) The total amount reimbursed to the Trust for such Distribution Date in respect of Investor Charge-Offs for prior Distribution
      Dates                                                                $0.00

 (e) The  amount  set  forth  in item  6(d)  above  per  $1,000 original  certificate  principal  amount  (which will have the effect of  increasing,  pro rata,  the  amount of each  Series
     1994-1 Certificateholder's investment)                            $0.000000

 (f) The  amount,  if any, by which the  outstanding  principal balance of the Series 1994-1  Certificates  exceeds the Series
     1994-1  Invested  Amount as of the  Distribution  Date,  after giving effect to all deposits,  withdrawals and  distributions
     on such Distribution Date                                             $0.00

 (7) Investor Monthly Servicing Fee

     The amount of the Series 1994-1 Monthly Servicing Fee payable to the
     Servicer on the Distribution Date                               $230,902.78

(8)  Available Series Enhancement Amount

 (a) The Available Cash Collateral Amount for the Series 1994-1
     Certificateholders as of the  close  of  business  on  the
     Distribution  Date, after giving  effect to  all deposits, withdrawals and  distributions on such  Distribution Date and
     the related Transfer Date                                    $31,666,666.67

 (b) The percentage of the Available Cash Collateral  Amount to the amount by which the Invested  Amount as of the immediately preceding Record Date exceeds the Principal Funding Account
     Balance on such Record Date                                          20.00%

 (c) The amount of the Enhancement  Invested Amount, if any, as of the  close of  business  on the  Distribution  Date,  after giving effect to all deposits,  withdrawals and  distributions
     on such Distribution Date and the related Transfer Date               $0.00

 (9) Principal Funding Account Amount

 (a) The amount on deposit in the Principal  Funding Account as of the  close of  business  on the  Distribution  Date,  after giving effect to all deposits,  withdrawals and  distributions on such  Distribution  Date  and  the  related  Transfer
     Date                                                        $395,833,333.33

 (b) Deposits in the Principal Funding Account commenced on the Distribution Date occurring in January, 1997.

(10) Deficit Controlled Accumulation Amount

     The Deficit Controlled Accumulation Amount for the Distribution Date,
     after giving effect to all deposits, withdrawals and distributions on
     such Distribution Date and the related Transfer Date                  $0.00

(11) Reserve Account

 (a) The  amount on deposit  in the  Reserve  Account as of the close of  business  on the  Distribution  Date,  after  giving effect to all deposits,  withdrawals and distributions on such
      Distribution Date and the related Transfer Date              $2,137,500.00

 (b)  The Required Reserve Account Amount (which may vary in accordance with the terms of the Series Supplement) is currently
      calculated to be                                             $2,137,500.00

 (c) Deposits in the Reserve Account commenced on the Distribution Date occurring in December, 1996.

C)   Invested Amount

 (1) The Invested Amount of the Series 1994-1 Certificates on the date of
     issuance (the "Initial Invested Amount")                    $475,000,000.00

 (2) The Invested Amount of the Series 1994-1 Certificates on the Distribution Date, after giving effect to all deposits, withdrawals and distributions
     on such Distribution Date                                   $475,000,000.00

 (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1994-1 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1994-1 Certificates on such date, to the Initial Invested Amount of the Series 1994-1 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the
     Certificateholder's Certificate by the Pool Factor                 1.000000

 D)  Receivables Balances

 (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding
     Monthly Period                                               $5,412,660,752

 (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding
     Monthly Period                                                  $96,527,092

E)   Annualized Percentages

 (1) The Gross Yield (Available Finance Charge Collections for the Series
     1994-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the next preceding Monthly Period, multiplied
     by 12)                                                               13.38%

 (2) The Net Loss Rate (the Investor Default Amount for the 1994-1
     Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the
     next preceding Monthly Period, multiplied by 12)                      4.09%

 (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the
     Series 1994-1 Certificates for the preceding Monthly Period)          9.29%

 (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the
     Series 1994-1 Certificates as of the last day of the next preceding
     Monthly Period, multiplied by 12)                                     7.48%

 (5) The Net Spread (the Portfolio Yield minus the Base Rate for the Series
     1994-1 Certificates for the preceding Monthly Period)                 1.81%

 (6) The Monthly Payment Rate (Collections of Principal Receivables and
     Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding
     Monthly Period)                                                       8.51%

F)   Series 1994-1 Information for the Last Three Distribution Dates

         1)       Gross Yield

                  a) 5/15/97                13.38%
                  b) 4/15/97                17.53%
                  c) 3/17/97                21.55%

         2)       Net Loss Rate

                  a) 5/15/97                 4.09%
                  b) 4/15/97                 5.71%
                  c) 3/17/97                 6.93%

        3)        Net Spread (Portfolio Yield Minus Base Rate)

                   a) 5/15/97                1.81%
                   b) 4/15/97                4.04%
                   c) 3/17/97                6.55%


                  Three Month Average        4.13%

         4)       Monthly Payment Rate

                  a) 5/15/97                 8.51%
                  b) 4/15/97                 9.21%
                  c) 3/17/97                10.29%



                FIRST DEPOSIT NATIONAL BANK,
                Servicer

                By:      /s/ David J. Petrini
                       ---------------------------------
               Name:    David J. Petrini
              Title:    Senior Vice President and Chief Financial Officer